SUMMARY OF FINDINGS

Proposed Paradisus Papagayo Bay

PLAYA PANAMA
POLO TURÍSTICO PAPAGAYO, GUANACASTE



SUBMITTED TO:

Mr. Josef Mettler
Sunvesta Group
Seestrasse 97, Seepark
Oberrieden, 8942

+41 (43) 388-4060

PREPARED BY:

HVS Consulting and Valuation Services
Division of TS Worldwide, LLC
3000 Weslayan Street, Suite 385
Houston, Texas, 77027

+1 (214) 629-1135

HVS

March 4, 2015

Mr. Josef Mettler
Sunvesta Group
Seestrasse 97, Seepark
Oberrieden, 8942

HVS HOUSTON
3000 Weslayan Street, Suite 385
Houston, Texas, 77027
+1 (214) 629-1135
+1 (972) 899-1057 FAX
www.hvs.com

Re: Proposed Paradisus Papagayo Bay
Polo Turístico Papagayo, Guanacaste
HVS Reference: 2015020172

Dear Mr. Mettler:

Pursuant to your request, we herewith submit our summary of findings pertaining to the above-captioned property. We have inspected the real estate and analyzed the resort market conditions in Costa Rica. We have studied the proposed project, and the summary results of our fieldwork and analysis are presented in this document. Our report was prepared in accordance with the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Foundation.

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

Sincerely,
TS Worldwide, LLC

Luigi Major, MAI, Managing Director, Senior Partner
State Appraiser License (TX) 1380075G
lmajor@hvs.com, +1 (214) 629-1135

Table of Contents

1. Executive Summary

Subject of the Study

The subject of the study is a 21.75 hectare parcel to be improved with a full- service, beach resort lodging facility; the hotel will be affiliated with the Paradisus brand. The property is expected to open on January 1, 2017 and will feature 382 units (362 guestrooms and 20 luxury garden villas), nine restaurants, ten bars/lounges, a beach club, 1,003 square meters (10,796 square feet) of meeting space, two primary outdoor swimming pools, a children's club and swimming pool, 14 swim-up pools (Vista Mar and Vista Bahía), 20 private pools (Villas), a fitness center, a full-service YHI spa, a business center, a wedding pavilion, five retail outlets, and nature trails. The resort will also feature all necessary back-of-the- house space.

The proposed Paradisus Resort Papagayo Bay consists of two hotel concepts housed under one resort community. The site has been divided into two distinct geographical areas, known as Vista Mar and Vista Bahía, which will accommodate the two resort environments. Vista Mar, which faces Playa Hermosa, slopes downward to the southwest; this parcel of land will be the site of the 243-room Family Concierge hotel and the majority of the hotel's public areas. Vista Bahía, which faces Playa Panama/Bahía Culebra, is located at a higher elevation than Vista Mar; this parcel of land slopes upward from the entrance of the resort, then downward to the northeast, and will be the site of the 139-room adults-only Royal Service hotel and 20 garden villas. The proposed Paradisus Resort Papagayo Bay will be developed under the latest resort standards for the brand and is anticipated to become a leader in the luxury all-inclusive segment in Costa Rica.The subject site's location is Playa Panama, Polo Turístico Papagayo, Guanacaste, Costa Rica..

LOCATION MAP


San Juan del Sur
Lake Nicaragua
San Carlos
La Cruz
Santa Rosa National Park
Rincón de la Vieja National Park
Upala
Papagayo Gulf
Vida Aventura Nature Park
Liberia Canton
Fortuna
Sardinal
Bagaces
Filadelfia de Guanacaste
Cañas
Arenal Volcano National Park
Santa Cruz
Parque Nacional Barra Honda
Diria National Park
Nicoya
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VIEW OF SUBJECT SITE



AERIAL PHOTOGRAPH


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The construction budget for the proposed subject hotel, as provided by the project developer, is illustrated in the following table.

HVS

FIGURE 1-1 SUBJECT PROPERTY CONSTRUCTION BUDGET

Component	Cost	Cost per Room
Field Works Preparatory Work	$1,003,000	$2,626
Building	99,029,000	259,238
Special Equipment and Services	6,726,000	17,607
External Work	21,816,000	57,110
Incidental Costs and Provisional Items	6,860,000	17,958
Small Inventory ("SO&E")	1,000,000	2,618
Pre-Opening Costs	2,020,000	5,288
Additional Costs	14,387,000	37,662
Furnishing	18,793,000	49,196
Value Engineering	(4,952,000)	-12,963
Tax Exemption	(4,482,000)	-11,733
Head Office Items Land (Concessions)	20,000,000	52,356
Interest During Construction	7,000,000	18,325
Group Project Management Fees	12,976,000	33,969
Refundable Working Capital	2,500,000	6,545
Others	3,700,000	9,686
Total Project Costs (Gross)	$208,376,000	$545,487
Less Sale of Private Villas	($25,000,000)	-$65,445
Total Project Costs (Net)	$183,376,000	$480,042

Ownership, Franchise, and Management Assumptions

The proposed resort will be managed by Meliá Hotels International. Terms of this agreement call for a base management fee of 3.0% of total revenues. The agreement also includes an incentive management fee equal to 10% of adjusted gross operating profit, as long as the defined owner's priority is met. The owner's priority is 5.5% of $163,200,000 in the first year, increasing to 6.5% in the second year, and terminating at 7.5% in the third year. We have assumed a market- appropriate base management fee of 3.0% of total revenues in our study.

The proposed subject resort is expected to be managed by the brand throughout the forecast period and will, therefore, not be subject to franchise fees.

Overview of Local Area Economy

Guanacaste is one of Costa Rica's most popular tourist destinations. The province, located in the northwestern part of the country, borders Nicaragua to the north, the Pacific Ocean to the west, the province of Alajuela to the east, and the province of Puntarenas to the southeast. Liberia is the capital and largest city of the

province. Liberia is also one of the older cities in Costa Rica and remains the economic center of Guanacaste. Aside from tourism, agriculture and livestock ranching are other primary economic activities for area residents. The area has grown considerably over the last few years, and new residential developments and service centers can be found throughout the entire province. Primary tourist- oriented towns or destinations include Península Papagayo, Playa Panama, Playas del Coco, Ocotal, Tamarindo, Hacienda Pinilla, Reserva Conchal, and Samara.

The following bullet points highlight major demand generators for this market:

- Guanacaste has long enjoyed a reputation as a premier, international beach destination. TripAdvisor's 2014 Travelers' Choice awards lists five destinations in Costa Rica (four of which are along the Pacific Coast) among its "Top 10 Central American Destinations," and eight of the area's beaches are listed among the "Top 10 Central American Beach Destinations." With the 2012 opening of the modernized Daniel Oduber Quirós International Airport and the expansion of the highway between Liberia and San José (slated for completion in 2015), this area is poised for another growth spurt as access to the region is improved.

- Medical tourism is a growing demand segment in Costa Rica. To meet this demand and to serve the increasing resident population, CIMA Hospital opened in July of 2012 off Highway 21 adjacent to the Papagayo Do It Center. This facility provides hospital and 24-hour emergency room services to local residents, vacationing foreigners, and medical tourists coming to Costa Rica specifically to receive medical services. It is the only modern medical facility of its size outside of the San José Central Valley and is located in the Pacific Plaza development, which is planned to include two commercial towers, as well as a residential retirement community, upon completion. CIMA is part of International Hospital Corp., a Dutch company that has numerous high-end medical centers throughout Latin America, including Mexico, Brazil and Costa Rica. Furthermore, the Centro Médico San Rafael Arcángel in Downtown Liberia expanded its facility in 2008 and 2012, opening a new $5-million hospital as part of the third phase of its expansion.

- Highway 1, also known as the Pan-American Highway, is in the process of being expanded to four lanes from Cañas to Liberia. The construction project, which began in May of 2012, is planned for completion by November 2015. The new highway will facilitate faster travel times from San José to Guanacaste. Officials from the Public Works and Transport Ministry reported that the project would not only foster development and production links to Guanacaste, but also enhance access to other tourism regions in the country.

- Solarium, a mixed-use development occupying 255 acres, is located across from the Daniel Oduber Quirós International Airport. The first two phases of the project included the construction of industrial warehouses and a 169-room Hilton Garden Inn hotel. The next phases encompassed an office building, a retail center, a residential component, and a free-trade zone. Some of the companies established in the Logistics Center include Scotiabank, Expoceramicas, Alumimundo, Datamax, and Habitat.

Guanacaste and Costa Rica's Pacific Coast region is in the midst of an economic strengthening. The tourism and service industries will remain cornerstones of the market, and the recent and ongoing infrastructure improvements should help the overall economy. The development of resort and residential projects, which had come to a virtual standstill during the recession, has been renewed.

This area is served by Daniel Oduber Quirós International Airport. Air traffic registered 194,025 passengers in 2004; by 2013, this level had changed to 663,246. The change in passenger traffic between 2012 and 2013 was 1.6%.

The market benefits from a variety of tourist and leisure attractions in the area. The peak season for tourism in this area is from November to January. Demand increases again during the month of March and during the summer months of June through August. During other times of the year, demand comprises travelers taking advantage of low-season rates, business travelers, or people traveling en route to other destinations. Primary attractions in the area include the following:

- The beaches of Guanacaste are among the most popular in Costa Rica; the Papagayo Gulf is rimmed with a semi-circular belt of beach with calm waters perfect for swimmers thanks to the protective Península Santa Elena. The northern crest of the Gulf has golden sand beaches and is home to the Witch's Rock, a world-renowned surfing spot made famous by the movie The Endless Summer 2. The nearby towns of Playa del Coco and Ocotal offer a variety of restaurants, shops, and nightclubs.
- The Santa Rosa National Park, located north of Liberia, is Costa Rica's first national park. It was founded not only to preserve the land but to preserve a historical building, La Casona, a structure that played an important role in the history of Costa Rica's independence in 1856. The park covers an area of 495 square kilometers and includes various species of coyotes, peccaries, coatimundis, tapirs, and sea and land turtles, as well as several beaches.
- Rincón de la Vieja National Park encompasses the Rincón de la Vieja and Santa María volcanoes, which are both active, and the dormant Cerro Von Seebach. The park also features a variety of trails, waterfalls, and hot/cold volcanic mud

pools. The Arenal volcano, located southeast from Liberia, is Costa Rica's most visited volcano.

•The annual July Festival in Liberia commemorates the annexation of the "Partido de Nicoya" in 1824, known today as the Guanacaste province. Local festivities are celebrated throughout the days around July 25th and include folk dances, topes, cattle shows, bullfights, and concerts.

The economic health of this market area has improved following a period of economic contraction in 2009. Since 2010, group and leisure travel levels have steadily increased. A number of large resorts have also opened since that time, attracting a higher number of leisure travelers to Guanacaste. Our market interviews and research revealed that some development projects that had been put on hold have resumed. The 2012 opening of the new airport terminal and the availability of nearby modern office and industrial space should spur additional economic growth. New residential developments, as well as expanded medical facilities, should also contribute to future growth. The outlook for the area is generally optimistic.

Overview of Local Area Lodging Market Trends

The 382-room Proposed Paradisus Papagayo Bay will be located in Polo Turístico Papagayo, Guanacaste. The greater market surrounding the subject site offers 13 hotels and motels, spanning 2,804 rooms. Based on an evaluation of the occupancy, rate structure, market orientation, chain affiliation, location, facilities, amenities, reputation, and quality of each area hotel, as well as the comments of management representatives, we have identified several properties that are expected to be primarily competitive with the proposed subject hotel.

Smith Travel Research (STR) is an independent research firm that compiles and publishes data on the lodging industry, and this information is routinely used by typical hotel buyers. HVS has ordered and analyzed an STR Trend Report of historical supply and demand data for this competitive set.

FIGURE 1-2 HISTORICAL SUPPLY AND DEMAND TRENDS (STR)

Year	Average Daily Room Count	Available Room Nights	Change	Occupied Room Nights	Change	Occupancy	Average Rate	Change	RevPAR	Change
2008	1,313	479,365	—	353,683	—	73.8 %	$245.10	—	$180.84	—
2009	1,597	582,905	21.6 %	321,377	(9.1) %	55.1	240.05	(2.1) %	132.35	(26.8) %
2010	1,597	582,905	0.0	363,999	13.3	62.4	216.85	(9.7)	135.41	2.3
2011	1,597	582,905	0.0	356,455	(2.1)	61.2	230.62	6.4	141.03	4.1
2012	1,597	582,905	0.0	375,230	5.3	64.4	232.83	1.0	149.88	6.3
2013	1,610	587,648	0.8	373,838	(0.4)	63.6	247.17	6.2	157.24	4.9
2014	1,769	645,685	9.9	406,038	8.6	62.9	257.11	4.0	161.68	2.8
Average Annual Compounded Change: 2008-2014			5.1 %		2.3 %			0.8 %		(1.8) %

Hotels Included in Sample	Number of Rooms
JW Marriott Guanacaste Resort & Spa Hilton	310
Papagayo Resort	202
Westin Resort & Spa Playa Conchal	406
Four Seasons Costa Rica @ Peninsula Papagayo	182
Los Suenos Marriott Ocean & Golf Resort Andaz	201
Papagayo	153
DoubleTree Central Pacific	315
Total	1,769

Source: STR Global

MAP OF COMPETITION



Cerro Silva
Rivas
San Juan del Sur
Liberia
Reserva Biológica Indio Maíz
Refugio de Vida Silvestre Barra del Colorado
Cañas
Quesada
Santa Cruz
Nicoya
Siquirres
Alajuela
Heredia
Puntarenas
Santiago de Puriscal
San Jose
San Isidro de
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- Proposed Paradisus Papagayo Bay
- A – Westin Golf Resort & Spa Playa Conchal (Primary)
- B – Hilton Papagayo Costa Rica Resort & Spa (Primary)
- C – Occidental Grand Papagayo (Primary)
- D – JW Marriott Guanacaste (Primary)
- E – Andaz Peninsula Papagayo Resort (Primary)
- F – Four Seasons Resort Costa Rica at Peninsula Papagayo (Primary)
- G – DoubleTree by Hilton Resort Costa Rica Puntarenas (Secondary)
- H – Hotel Riu Guanacaste (Secondary)
- I – Hotel Riu Palace Costa Rica (Secondary)
- J – Marriott Los Suenos Ocean & Golf Resort (Secondary)
- K – Dreams Las Mareas (Proposed Supply)

Domestic and international leisure travelers represent the primary sources of demand for this market. With the advent of international flights at the Liberia airport, tourism in the region grew dramatically, resulting in increased hotel and

residential supply. The drop in demand caused by the 2009 global recession, coupled with a significant increase in supply, resulted in a severe decline in market-wide occupancy levels that year. Demand levels rebounded strongly in 2010, with minimal fluctuations between 61% and 64% since that time, illustrating that the market has reached a level of stabilization. Despite fluctuations in occupancy levels since 2010, the market has experienced positive year-over-year growth in occupied room nights given the larger base of supply with the opening of new hotels. This positive trend reflects that the market continues to expand, which was also confirmed by our market interviews, with area managers reporting increases in room nights by North American and domestic travelers.

The following table illustrates the historical occupancy and average levels for selected hotels in the market.

FIGURE 1-3 PRIMARY COMPETITORS – OPERATING PERFORMANCE

Property	Number of Rooms	Est. Segmentation			Estimated 2012 Weighted Annual Room Count	Estimated 2012 Occ.	Estimated 2012 Average Rate	Estimated 2012 RevPAR	Estimated 2013 Weighted Annual Room Count	Estimated 2013 Occ.	Estimated 2013 Average Rate	Estimated 2013 RevPAR	Estimated 2014 Weighted Annual Room Count	Estimated 2014 Occ.	Estimated 2014 Average Rate	Estimated 2014 RevPAR	RevPAR Change	Occupancy Penetration	Yield Penetration
Westin Golf Resort & Spa Playa Conchal	406	60 %	20 %	20 %	406	63 %	$220.00	$138.60	406	65 %	$224.00	$145.60	406	67 %	$232.00	$155.44	6.8 %	103.5 %	95.8 %
Hilton Papagayo Costa Rica Resort & Spa	202	50	15	35	202	59	204.00	120.36	202	65	233.00	151.45	202	77	248.00	190.96	26.1	118.9	117.7
Occidental Grand Papagayo	169	75	15	10	169	66	190.00	125.40	169	67	201.00	134.67	169	67	203.00	136.01	1.0	103.5	83.9
JW Marriott Guanacaste	310	25	35	40	310	54	209.00	112.86	310	51	208.00	106.08	310	51	232.00	118.32	11.5	78.8	73.0
Andaz Península Papagayo Resort	153	30	20	50	0	0	0.00	0.00	0	0	0.00	0.00	153	37	368.00	136.16	—	57.2	84.0
Four Seasons Resort Costa Rica at Península Papagayo	163	30	20	50	163	68	680.00	462.40	163	70	711.00	497.70	163	61	809.00	493.49	(0.8)	94.2	304.3
Sub-Totals/Averages	1,403	48 %	21 %	31 %	1,250	61.2 %	$277.39	$169.71	1,250	62.5 %	$290.12	$181.18	1,403	60.9 %	$307.18	$187.18	3.3 %	94.1 %	115.4 %
Secondary Competitors	1,755	67 %	18 %	14 %	1,368	67.5 %	$170.57	$115.15	1,368	66.4 %	$191.73	$127.31	1,368	68.6 %	$198.92	$136.55	7.3 %	106.0 %	84.2 %
Totals/Averages	3,158	58 %	20 %	22 %	2,618	64.5 %	$218.96	$141.20	2,618	64.5 %	$237.21	$153.03	2,771	64.7 %	$250.52	$162.19	6.0 %	100.0 %	100.0 %

FIGURE 1-4 SECONDARY COMPETITOR(S) – OPERATING PERFORMANCE

Property	Number of Rooms	Est. Segmentation: Wholesale	Meeting and Group	FIT	Total Competitive Level	Estimated 2012 Weighted Annual Room Count	Estimated 2012 Occ.	Estimated 2012 Average Rate	Estimated 2012 RevPAR	Estimated 2013 Weighted Annual Room Count	Estimated 2013 Occ.	Estimated 2013 Average Rate	Estimated 2013 RevPAR	Estimated 2014 Weighted Annual Room Count	Estimated 2014 Occ.	Estimated 2014 Average Rate	Estimated 2014 RevPAR
DoubleTree by Hilton Resort Costa Rica Puntarenas	315	55 %	20 %	25 %	85 %	268	75 %	$159.00	$119.25	268	71 %	$230.00	$163.30	268	76 %	$243.00	$184.68
Hotel Riu Guanacaste	701	80	15	5	75	526	67	160.00	107.20	526	67	170.00	113.90	526	68	172.00	117.54
Hotel Riu Palace Costa Rica	538	80	15	5	75	404	63	180.00	113.40	404	64	191.00	122.24	404	65	193.00	125.99
Marriott Los Sueños Ocean & Golf Resort	201	20	35	45	85	171	68	202.00	137.36	171	63	197.00	124.11	171	66	219.00	144.54
Totals/Averages	1,755	67 %	18 %	14 %	78 %	1,368	67.5 %	$170.57	$115.15	1,368	66.4 %	$191.73	$127.31	1,368	68.6 %	$198.92	$136.55

Our survey of the primarily competitive hotels in the local market shows a range of lodging types and facilities. Each primary competitor was inspected and evaluated.

According to our research and inspection, new supply expected to be competitive within the proposed subject hotel's competitive submarket is outlined in the following table.

FIGURE 1-5 NEW SUPPLY

Proposed Property	Number of Rooms	Total Competitive Level	Weighted Room Count	Estimated Opening Date	Developer	Development Stage
Proposed Paradisus Papagayo Bay	382	100 %	382	January 1, 2017	Sunvesta	Early Development
Dreams Las Mareas	475	100	475	January 1, 2015	Pellas Development Group	Recently Opened
Totals/Averages	857		857			

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room-night demand by market segment and analyzing the characteristics of each segment, the demand for transient accommodations can be projected.

FIGURE 1-6 ACCOMMODATED ROOM-NIGHT DEMAND

Marketwide

Market Segment	Accommodated Demand	Percentage of Total
Wholesale	381,379	58 %
Meeting and Group	129,514	20
FIT	143,874	22
Total	**654,767**	**100 %**

Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market-segment growth rates.

FIGURE 1-7 AVERAGE ANNUAL COMPOUNDED MARKET SEGMENT GROWTH RATES

	Annual Growth Rate						
Market Segment	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**
Wholesale	2.0 %	2.0 %	1.5 %	1.0 %	0.5 %	0.5 %	0.5 %
Meeting and Group	2.0	2.0	1.5	1.0	0.5	0.5	0.5
FIT	3.0	3.0	2.5	2.0	0.5	0.5	0.5
Base Demand Growth	**2.2 %**	**2.2 %**	**1.7 %**	**1.2 %**	**0.5 %**	**0.5 %**	**0.5 %**

The following table details our projection of lodging demand growth for the subject market, including the total number of occupied room nights and any residual unaccommodated demand in the market.

HVS

FIGURE 1-8 FORECAST OF MARKET OCCUPANCY

		2015	2016	2017	2018	2019	2020	2021
Wholesale		389,007	396,787	402,739	406,766	408,800	410,844	412,898
Base Demand								
Unaccommodated Demand		44,964	45,863	46,551	47,016	47,252	47,488	47,725
Induced Demand		46,725	51,822	70,174	74,354	75,441	76,257	76,257
Total Demand		480,695	494,472	519,464	528,137	531,493	534,589	536,881
Growth Rate		26.0 %	2.9 %	5.1 %	1.7 %	0.6 %	0.6 %	0.4 %
Meeting and Group		132,104	134,746	136,767	138,135	138,826	139,520	140,217
Base Demand								
Unaccommodated Demand		12,756	13,011	13,207	13,339	13,405	13,472	13,540
Induced Demand		9,536	10,576	15,871	16,893	17,227	17,478	17,478
Total Demand		154,396	158,333	165,844	168,366	169,458	170,470	171,235
Growth Rate		19.2 %	2.6 %	4.7 %	1.5 %	0.6 %	0.6 %	0.4 %
FIT		148,190	152,636	156,452	159,581	160,379	161,181	161,987
Base Demand								
Unaccommodated Demand		17,234	17,751	18,195	18,559	18,652	18,745	18,839
Induced Demand		2,384	2,644	6,268	6,775	7,026	7,214	7,214
Total Demand		167,809	173,031	180,915	184,915	186,057	187,140	188,040
Growth Rate		16.6 %	3.1 %	4.6 %	2.2 %	0.6 %	0.6 %	0.5 %
Totals		669,302	684,169	695,958	704,482	708,005	711,545	715,103
Base Demand								
Unaccommodated Demand		74,954	76,626	77,953	78,914	79,309	79,705	80,104
Induced Demand		58,644	65,042	92,313	98,021	99,694	100,949	100,949
Total Demand		802,900	825,837	866,224	881,418	887,008	892,199	896,155
less: Residual Demand		34,632	39,839	9,583	16,450	19,459	22,268	24,456
Total Accommodated Demand		768,268	785,997	856,641	864,968	867,549	869,932	871,699
Overall Demand Growth Market Mix		17.3 %	2.3 %	9.0 %	1.0 %	0.3 %	0.3 %	0.2 %
Wholesale								
		59.9 %	59.9 %	60.0 %	59.9 %	59.9 %	59.9 %	59.9 %
Meeting and Group		19.2	19.2	19.1	19.1	19.1	19.1	19.1
FIT		20.9	21.0	20.9	21.0	21.0	21.0	21.0
Existing Hotel Supply Proposed Hotels		2,771	2,771	2,771	2,771	2,771	2,771	2,771
Proposed Paradisus Papagayo Bay	1			382	382	382	382	382
Dreams Las Mareas	2	475	475	475	475	475	475	475
Available Rooms per Night		1,184,735	1,184,735	1,324,165	1,324,165	1,324,165	1,324,165	1,324,165
Nights per Year		365	365	365	365	365	365	365
Total Supply		3,246	3,246	3,628	3,628	3,628	3,628	3,628
Rooms Supply Growth		17.1 %	0.0 %	11.8 %	0.0 %	0.0 %	0.0 %	0.0 %
Marketwide Occupancy		**64.8 %**	**66.3 %**	**64.7 %**	**65.3 %**	**65.5 %**	**65.7 %**	**65.8 %**

[1] Opening in January 2017 of the 100% competitive, 382-room Proposed Paradisus Papagayo Bay

[2] Opening in January 2015 of the 100% competitive, 475-room Dreams Las Mareas

These room-night projections for the market area are used in determining the proposed subject hotel's expected occupancy levels based on penetration levels forecast by segment.

Forecast of the Proposed subject hotel's Occupancy

The proposed subject hotel's occupancy forecast is set forth as follows, with the adjusted projected penetration rates used as a basis for calculating the amount of captured market demand.

FIGURE 1-9 FORECAST OF SUBJECT PROPERTY'S OCCUPANCY

Market Segment	2017	2018	2019	2020	2021
Wholesale	513,778	518,345	519,899	521,313	522,296
Demand					
Market Share	10.3 %	10.9 %	11.4 %	11.7 %	11.7 %
Capture	52,718	56,616	59,116	61,129	61,244
Penetration	97 %	104 %	108 %	111 %	111 %
Meeting and Group	163,999	165,224	165,746	166,226	166,577
Demand					
Market Share	7.8 %	8.7 %	9.7 %	10.2 %	10.6 %
Capture	12,733	14,380	16,034	16,874	17,697
Penetration	74 %	83 %	92 %	96 %	101 %
FIT	178,864	181,399	181,904	182,392	182,827
Demand					
Market Share	6.7 %	7.7 %	8.7 %	9.2 %	9.7 %
Capture	11,957	13,926	15,812	16,766	17,710
Penetration	63 %	73 %	83 %	87 %	92 %
Total Room Nights Captured	**77,408**	**84,922**	**90,962**	**94,769**	**96,651**
Available Room Nights	139,430	139,430	139,430	139,430	139,430
Subject Occupancy	**56 %**	**61 %**	**65 %**	**68 %**	**69 %**
Marketwide Available Room Nights	1,324,165	1,324,165	1,324,165	1,324,165	1,324,165
Fair Share	**11 %**	**11 %**	**11 %**	**11 %**	**11 %**
Marketwide Occupied Room Nights	856,641	864,968	867,549	869,932	871,699
Market Share	**9 %**	**10 %**	**10 %**	**11 %**	**11 %**
Marketwide Occupancy	**65 %**	**65 %**	**66 %**	**66 %**	**66 %**
Total Penetration	**86 %**	**93 %**	**100 %**	**103 %**	**105 %**

These positioned segment penetration rates result in the following market segmentation forecast.

HVS

FIGURE 1-10 MARKET SEGMENTATION FORECAST – SUBJECT PROPERTY

	2017	2018	2019	2020	2021
Wholesale	68 %	67 %	65 %	65 %	63 %
Meeting and Group	16	17	18	18	18
FIT	15	16	17	18	18
Total	100 %	100 %	100 %	100 %	100 %

These projections reflect years beginning January 1, 2017, which correspond to the first projection year in the forecast of income and expense for the proposed subject hotel.

FIGURE 1-11 FORECAST OF OCCUPANCY

Year	Subject Property's Occupancy
2017	56 %
2018	61
2019	65
2020	68
2021	69

Forecast of the Proposed subject hotel's Average Rate

The defined competitive market realized an overall average rate of $307.18 in the 2014 base year, improving from the 2013 level of $290.12. Within the primary competitive set, the Four Seasons Resort Costa Rica at Peninsula Papagayo achieved the highest estimated average rate because of its high-quality luxury product, level of service, branding, and iconic location within an exclusive master- planned community with a variety of amenities. The selected rate position for the proposed subject resort hotel, in base-year dollars, takes into consideration factors such as expected branding, luxury all-inclusive orientation, location, amenities, and anticipated high level of construction and finishes. Lastly, we note that the selected rate position also takes into account the inclusion of 20 luxury garden villas that are expected to command a significantly higher average rate. We have selected the rate position of $390.00, in base-year dollars, for the proposed subject hotel.

FIGURE 1-12 MARKET AND SUBJECT PROPERTY AVERAGE RATE FORECAST

	Area-wide Market (Calendar Year)			Subject Property (Calendar Year)			
Year	Occupancy	Average Rate Growth	Average Rate	Occupancy	Average Rate Growth	Average Rate	Average Rate Penetration
Base Year	64.7 %	—	$250.52	—	—	$390.00	155.7 %
2015	64.8	4.0 %	260.54	—	4.0 %	405.60	155.7
2016	66.3	3.5	269.66	—	3.5	419.80	155.7
2017	64.7	3.0	277.75	56.0 %	3.0	432.39	155.7
2018	65.3	3.0	286.08	61.0	3.0	445.36	155.7
2019	65.5	3.0	294.66	65.0	3.0	458.72	155.7
2020	65.7	3.0	303.50	68.0	3.0	472.48	155.7

A new property must establish its reputation and a client base in the market during its ramp-up period; as such, the proposed subject hotel's average rates in the initial operating period have been discounted to reflect this likelihood. We forecast 2.5% and 1.0% discounts to the proposed subject hotel's forecast room rates in the first two operating years, which would be typical for a new operation of this type.

The following average rates will be used to project the subject property's rooms revenue. This forecast reflects years beginning on January 1, 2017 and corresponds with our financial projections.

FIGURE 1-13 FORECAST OF AVERAGE RATE

Year	Occupancy	Average Rate Before Discount	Discount	Average Rate After Discount
2017	56 %	$432.39	2.5 %	$421.58
2018	61	445.36	1.0	440.91
2019	65	458.72	0.0	458.72
2020	68	472.48	0.0	472.48
2021	69	486.66	0.0	486.66

Forecast of Income and Expense

The following table presents a detailed forecast through the fifth projection year, including amounts per available room (PAR) and per occupied room (POR). The second table illustrates our ten-year forecast of income and expense, presented with a lesser degree of detail. The forecasts pertain to years that begin on January 1, 2017, expressed in inflated dollars for each year.

FIGURE 1-14 DETAILED FORECAST OF INCOME AND EXPENSE

	2017	(Calendar Year)			2018				2019				2020				Stabilized			
Number of Rooms:	382				382				382				382				382			
Occupancy:	56%				61%				65%				68%				69%			
Average Rate:	$421.58				$440.91				$458.72				$472.48				$486.66			
RevPAR:	$236.08				$268.95				$298.17				$321.29				$335.79			
Days Open:	365				365				365				365				365			
Occupied Rooms:	78,081	%Gross	PAR	POR	85,052	%Gross	PAR	POR	90,630	%Gross	PAR	POR	94,812	%Gross	PAR	POR	96,207	%Gross	PAR	POR
REVENUE																				
Rooms	$32,917	63.5 %	$86,170	$421.58	$37,500	64.8 %	$98,168	$440.91	$41,574	65.7 %	$108,832	$458.72	$44,797	66.2 %	$117,270	$472.48	$46,820	66.3 %	$122,565	$486.66
Food	8,041	15.5	21,049	102.98	8,806	15.2	23,052	103.54	9,502	15.0	24,875	104.85	10,121	15.0	26,494	106.75	10,539	14.9	27,589	109.55
Beverage	4,508	8.7	11,800	57.73	4,855	8.4	12,708	57.08	5,175	8.2	13,546	57.10	5,465	8.1	14,305	57.64	5,675	8.0	14,856	58.99
Other Operated Departments	3,826	7.4	10,015	49.00	4,031	7.0	10,553	47.40	4,227	6.7	11,066	46.64	4,412	6.5	11,549	46.53	4,564	6.5	11,947	47.44
Rentals & Other Income	2,517	4.9	6,589	32.24	2,652	4.6	6,943	31.18	2,781	4.4	7,280	30.69	2,902	4.3	7,598	30.61	3,003	4.3	7,860	31.21
Total Revenues	51,808	100.0	135,623	663.52	57,844	100.0	151,425	680.10	63,259	100.0	165,599	697.99	67,697	100.0	177,216	714.01	70,600	100.0	184,818	733.84
DEPARTMENTAL EXPENSES *																				
Rooms	7,693	23.4	20,138	98.52	8,172	21.8	21,392	96.08	8,622	20.7	22,570	95.13	9,039	20.2	23,661	95.33	9,364	20.0	24,513	97.33
Food & Beverage	8,242	65.7	21,577	105.56	8,691	63.6	22,751	102.18	9,117	62.1	23,867	100.60	9,519	61.1	24,919	100.40	9,848	60.7	25,781	102.37
Other Operated Departments	2,149	56.2	5,625	27.52	2,228	55.3	5,832	26.19	2,307	54.6	6,038	25.45	2,385	54.1	6,244	25.16	2,460	53.9	6,440	25.57
Total	18,084	34.9	47,340	231.60	19,091	33.0	49,975	224.46	20,046	31.7	52,476	221.18	20,943	30.9	54,824	220.88	21,672	30.7	56,734	225.27
DEPARTMENTAL INCOME	33,724	65.1	88,283	431.91	38,754	67.0	101,449	455.64	43,213	68.3	113,123	476.81	46,754	69.1	122,393	493.12	48,928	69.3	128,084	508.57
UNDISTRIBUTED OPERATING EXPENSES	4,417	8.5	11,564	56.57	4,632	8.0	12,127	54.47	4,839	7.6	12,668	53.39	5,031	7.4	13,170	53.06	5,198	7.4	13,607	54.03
Administrative & General																				
Marketing	3,283	6.3	8,593	42.04	3,442	6.0	9,012	40.47	3,596	5.7	9,414	39.68	3,739	5.5	9,787	39.43	3,863	5.5	10,112	40.15
Prop. Operations & Maint.	1,730	3.3	4,530	22.16	2,204	3.8	5,769	25.91	2,708	4.3	7,089	29.88	2,816	4.2	7,370	29.70	2,909	4.1	7,615	30.24
Utilities	2,513	4.8	6,578	32.18	2,635	4.6	6,898	30.98	2,753	4.4	7,206	30.37	2,862	4.2	7,491	30.18	2,957	4.2	7,740	30.73
Total	11,943	22.9	31,265	152.96	12,913	22.4	33,805	151.83	13,896	22.0	36,376	153.32	14,447	21.3	37,819	152.37	14,926	21.2	39,074	155.15
HOUSE PROFIT	21,781	42.2	57,019	278.96	25,840	44.6	67,645	303.82	29,317	46.3	76,747	323.49	32,307	47.8	84,574	340.75	34,002	48.1	89,009	353.42
Management Fee	1,554	3.0	4,069	19.91	1,735	3.0	4,543	20.40	1,898	3.0	4,968	20.94	2,031	3.0	5,316	21.42	2,118	3.0	5,545	22.02
INCOME BEFORE FIXED CHARGES	20,227	39.2	52,950	259.05	24,105	41.6	63,102	283.41	27,420	43.3	71,779	302.55	30,276	44.8	79,257	319.33	31,884	45.1	83,465	331.41
FIXED EXPENSES	429	0.8	1,122	5.49	439	0.8	1,150	5.17	452	0.7	1,185	4.99	466	0.7	1,220	4.92	480	0.7	1,257	4.99
Property Taxes																				
Insurance	932	1.8	2,440	11.94	960	1.7	2,513	11.29	989	1.6	2,589	10.91	1,019	1.5	2,666	10.74	1,049	1.5	2,746	10.91
Incentive Management Fee	1,835	3.5	4,803	23.50	2,155	3.7	5,641	25.34	2,408	3.8	6,304	26.57	2,676	4.0	7,005	28.22	2,824	4.0	7,392	29.35
Reserve for Replacement	518	1.0	1,356	6.64	1,157	2.0	3,028	13.60	1,898	3.0	4,968	20.94	2,031	3.0	5,316	21.42	2,118	3.0	5,545	22.02
Total	3,714	7.1	9,722	47.56	4,711	8.2	12,333	55.39	5,747	9.1	15,045	63.41	6,192	9.2	16,208	65.30	6,471	9.2	16,939	67.26
NET INCOME	$16,513	32.1 %	$43,228	$211.49	$19,394	33.4 %	$50,769	$228.02	$21,672	34.2 %	$56,734	$239.13	$24,085	35.6 %	$63,049	$254.02	$25,413	35.9 %	$66,525	$264.15

*Departmental expenses are expressed as a percentage of departmental revenues.

FIGURE 1-15 TEN-YEAR FORECAST OF INCOME AND EXPENSE

	2017		2018		2019		2020		2021	
Number of Rooms:	382		382		382		382		382	
Occupied Rooms:	78,081		85,052		90,630		94,812		96,207	
Occupancy:	56%		61%		65%		68%		69%	
Average Rate:	$421.58	% of	$440.91	% of	$458.72	% of	$472.48	% of	$486.66	% of
RevPAR:	$236.08	Gross	$268.95	Gross	$298.17	Gross	$321.29	Gross	$335.79	Gross
REVENUE										
Rooms	$32,917	63.5 %	$37,500	64.8 %	$41,574	65.7 %	$44,797	66.2 %	$46,820	66.3 %
Food	8,041	15.5	8,806	15.2	9,502	15.0	10,121	15.0	10,539	14.9
Beverage	4,508	8.7	4,855	8.4	5,175	8.2	5,465	8.1	5,675	8.0
Other Operated Departments	3,826	7.4	4,031	7.0	4,227	6.7	4,412	6.5	4,564	6.5
Rentals & Other Income	2,517	4.9	2,652	4.6	2,781	4.4	2,902	4.3	3,003	4.3
Total	51,808	100.0	57,844	100.0	63,259	100.0	67,697	100.0	70,600	100.0
DEPARTMENTAL EXPENSES*										
Rooms	7,693	23.4	8,172	21.8	8,622	20.7	9,039	20.2	9,364	20.0
Food & Beverage	8,242	65.7	8,691	63.6	9,117	62.1	9,519	61.1	9,848	60.7
Other Operated Departments	2,149	56.2	2,228	55.3	2,307	54.6	2,385	54.1	2,460	53.9
Total	18,084	34.9	19,091	33.0	20,046	31.7	20,943	30.9	21,672	30.7
DEPARTMENTAL INCOME	33,724	65.1	38,754	67.0	43,213	68.3	46,754	69.1	48,928	69.3
UNDISTRIBUTED OPERATING EXPENSES										
Administrative & General	4,417	8.5	4,632	8.0	4,839	7.6	5,031	7.4	5,198	7.4
Marketing	3,283	6.3	3,442	6.0	3,596	5.7	3,739	5.5	3,863	5.5
Prop. Operations & Maint.	1,730	3.3	2,204	3.8	2,708	4.3	2,816	4.2	2,909	4.1
Utilities	2,513	4.8	2,635	4.6	2,753	4.4	2,862	4.2	2,957	4.2
Total	11,943	22.9	12,913	22.4	13,896	22.0	14,447	21.3	14,926	21.2
HOUSE PROFIT	21,781	42.2	25,840	44.6	29,317	46.3	32,307	47.8	34,002	48.1
Management Fee	1,554	3.0	1,735	3.0	1,898	3.0	2,031	3.0	2,118	3.0
INCOME BEFORE FIXED CHARGES	20,227	39.2	24,105	41.6	27,420	43.3	30,276	44.8	31,884	45.1
FIXED EXPENSES										
Property Taxes	429	0.8	439	0.8	452	0.7	466	0.7	480	0.7
Insurance	932	1.8	960	1.7	989	1.6	1,019	1.5	1,049	1.5
Incentive Management Fee	1,835	3.5	2,155	3.7	2,408	3.8	2,676	4.0	2,824	4.0
Reserve for Replacement	518	1.0	1,157	2.0	1,898	3.0	2,031	3.0	2,118	3.0
Total	3,714	7.1	4,711	8.2	5,747	9.1	6,192	9.2	6,471	9.2
NET INCOME	$16,513	32.1 %	$19,394	33.4 %	$21,672	34.2 %	$24,085	35.6 %	$25,413	35.9 %

	2022		2023		2024		2025		2026	
Number of Rooms:	382		382		382		382		382	
Occupied Rooms:	96,207		96,207		96,207		96,207		96,207	
Occupancy:	69%		69%		69%		69%		69%	
Average Rate:	$501.26	% of	$516.30	% of	$531.79	% of	$547.74	% of	$564.17	% of
RevPAR:	$345.87	Gross	$356.24	Gross	$366.93	Gross	$377.94	Gross	$389.28	Gross
REVENUE										
Rooms	$48,224	66.3 %	$49,671	66.3 %	$51,161	66.3 %	$52,696	66.3 %	$54,277	66.3 %
Food	10,855	14.9	11,181	14.9	11,516	14.9	11,862	14.9	12,218	14.9
Beverage	5,845	8.0	6,020	8.0	6,201	8.0	6,387	8.0	6,579	8.0
Other Operated Departments	4,701	6.5	4,842	6.5	4,987	6.5	5,137	6.5	5,291	6.5
Rentals & Other Income	3,093	4.3	3,185	4.3	3,281	4.3	3,379	4.3	3,481	4.3
Total	72,718	100.0	74,900	100.0	77,146	100.0	79,461	100.0	81,845	100.0
DEPARTMENTAL EXPENSES*										
Rooms	9,645	20.0	9,934	20.0	10,232	20.0	10,539	20.0	10,855	20.0
Food & Beverage	10,144	60.7	10,448	60.7	10,762	60.7	11,084	60.7	11,417	60.7
Other Operated Departments	2,534	53.9	2,610	53.9	2,688	53.9	2,769	53.9	2,852	53.9
Total	22,322	30.7	22,992	30.7	23,682	30.7	24,392	30.7	25,124	30.7
DEPARTMENTAL INCOME	50,395	69.3	51,907	69.3	53,464	69.3	55,069	69.3	56,721	69.3
UNDISTRIBUTED OPERATING EXPENSES										
Administrative & General	5,354	7.4	5,515	7.4	5,680	7.4	5,850	7.4	6,026	7.4
Marketing	3,979	5.5	4,098	5.5	4,221	5.5	4,348	5.5	4,478	5.5
Prop. Operations & Maint.	2,996	4.1	3,086	4.1	3,179	4.1	3,274	4.1	3,372	4.1
Utilities	3,045	4.2	3,137	4.2	3,231	4.2	3,328	4.2	3,428	4.2
Total	15,374	21.2	15,835	21.2	16,310	21.2	16,800	21.2	17,304	21.2
HOUSE PROFIT	35,021	48.1	36,072	48.1	37,154	48.1	38,269	48.1	39,417	48.1
Management Fee	2,182	3.0	2,247	3.0	2,314	3.0	2,384	3.0	2,455	3.0
INCOME BEFORE FIXED CHARGES	32,840	45.1	33,825	45.1	34,840	45.1	35,885	45.1	36,962	45.1
FIXED EXPENSES										
Property Taxes	494	0.7	509	0.7	525	0.7	540	0.7	557	0.7
Insurance	1,081	1.5	1,113	1.5	1,146	1.5	1,181	1.5	1,216	1.5
Incentive Management Fee	2,908	4.0	2,996	4.0	3,085	4.0	3,178	4.0	3,273	4.0
Reserve for Replacement	2,182	3.0	2,247	3.0	2,314	3.0	2,384	3.0	2,455	3.0
Total	6,665	9.2	6,865	9.2	7,071	9.2	7,283	9.2	7,501	9.2
NET INCOME	$26,175	35.9 %	$26,960	35.9 %	$27,769	35.9 %	$28,602	35.9 %	$29,460	35.9 %

*Departmental expenses are expressed as a percentage of departmental revenues.

Our positioning of each revenue and expense level is supported by comparable operations or trends specific to this market.

FIGURE 1-16 COMPARABLE OPERATING STATEMENTS: RATIO TO SALES

	Comp 1	Comp 2	Comp 3	Comp 4	Comp 5	Subject
Year:	2013	2012	2009	2007	2006/07	Stabilized $
						2013
Number of Rooms:	270 to 350	180 to 230	220 to 280	270 to 340	260 to 320	382
Days Open:	365	366	365	365	365	365
Occupancy:	91%	68%	65%	65%	82%	69%
Average Rate:	$333	$202	$278	$436	$237	$396
RevPAR:	$302	$138	$180	$284	$195	$273
REVENUE						66.3 %
Rooms	73.7 %	51.1 %	55.8 %	65.6 %	72.5 %	
Food & Beverage	20.9	28.1	32.7	23.7	18.9	23.0
Other Operated Departments	2.4	20.9	11.5	10.7	8.5	6.5
Rentals & Other Income	3.0	0.0	0.0	0.0	0.0	4.3
Total	100.0	100.0	100.0	100.0	100.0	100.0
DEPARTMENTAL EXPENSES*						20.0
Rooms	15.5	17.2	21.0	22.7	12.7	
Food & Beverage	57.0	72.1	69.7	72.4	100.0	60.7
Other Operated Departments	96.9	61.9	65.5	26.1	19.2	53.9
Total	25.7	41.9	42.0	34.9	29.7	30.7
DEPARTMENTAL INCOME	74.3	58.1	58.0	65.1	70.3	69.3
OPERATING EXPENSES						7.4
Administrative & General	6.0	9.6	7.0	11.1	7.5	
Marketing	4.0	6.9	6.2	4.5	6.2	5.5
Franchise Fee	2.9	2.0	0.0	2.4	0.0	0.0
Property Operations & Maintenance	3.3	5.2	3.1	3.7	4.7	4.1
Utilities	2.3	6.8	5.4	2.1	3.9	4.2
Total	18.6	30.5	21.6	23.8	22.3	21.1
HOUSE PROFIT	55.7	27.6	36.4	41.3	48.0	48.2
Management Fee	2.6	4.0	4.0	4.4	7.9	3.0
INCOME BEFORE FIXED CHARGES	53.1	23.6	32.3	37.0	40.1	45.2

* Departmental expense ratios are expressed as a percentage of departmental revenues

FIGURE 1-17 COMPARABLE OPERATING STATEMENTS: AMOUNTS PER AVAILABLE ROOM

	Comp 1	Comp 2	Comp 3	Comp 4	Comp 5	Subject
Year:	2013	2012	2009	2007	2006/07	Stabilized $
						2013
Number of Rooms:	270 to 350	180 to 230	220 to 280	270 to 340	260 to 320	382
Days Open:	365	366	365	365	365	365
Occupancy:	91%	68%	65%	65%	82%	69%
Average Rate:	$333	$202	$278	$436	$237	$396
RevPAR:	$302	$138	$180	$284	$195	$273
REVENUE						$99,657
Rooms	$110,208	$50,388	$65,855	$103,579	$71,279	
Food & Beverage	31,219	27,701	38,622	37,414	18,607	34,511
Other Operated Departments	3,575	20,597	13,534	16,806	8,366	9,714
Rentals & Other Income	4,442	0	0	0	0	6,391
Total	149,444	98,687	118,012	157,799	98,252	150,273
DEPARTMENTAL EXPENSES						19,931
Rooms	17,130	8,667	13,811	23,518	9,017	
Food & Beverage	17,801	19,970	26,912	27,104	18,607	20,962
Other Operated Departments	3,463	12,756	8,863	4,388	1,603	5,236
Total	38,395	41,393	49,586	55,010	29,228	46,130
DEPARTMENTAL INCOME	111,049	57,294	68,426	102,790	69,024	104,143
OPERATING EXPENSES						11,064
Administrative & General	8,992	9,438	8,293	17,443	7,407	
Marketing	6,005	6,761	7,269	7,071	6,062	8,222
Franchise Fee	4,408	1,950	0	3,854	0	0
Property Operations & Maintenance	4,891	5,169	3,659	5,761	4,590	6,192
Utilities	3,495	6,746	6,321	3,359	3,862	6,293
Total	27,793	30,065	25,542	37,489	21,921	31,771
HOUSE PROFIT	83,256	27,229	42,884	65,301	47,103	72,372
Management Fee	3,918	3,945	4,719	6,942	7,717	4,508
INCOME BEFORE FIXED CHARGES	79,338	23,284	38,165	58,359	39,386	67,864

FIGURE 1-18 COMPARABLE OPERATING STATEMENTS: AMOUNTS PER OCCUPIED ROOM

	Comp 1	Comp 2	Comp 3	Comp 4	Comp 5	Subject
Year:	2013	2012	2009	2007	2006/07	Stabilized $
						2013
Number of Rooms:	270 to 350	180 to 230	220 to 280	270 to 340	260 to 320	382
Days Open:	365	366	365	365	365	365
Occupancy:	91%	68%	65%	65%	82%	69%
Average Rate:	$333	$202	$278	$436	$237	$396
RevPAR:	$302	$138	$180	$284	$195	$273
REVENUE						$395.70
Rooms	$332.96	$201.69	$278.04	$435.91	$237.00	
Food & Beverage	94.32	110.88	163.06	157.46	61.87	137.03
Other Operated Departments	10.80	82.44	57.14	70.73	27.81	38.57
Rentals & Other Income	13.42	0.00	0.00	0.00	0.00	25.38
Total	451.49	395.01	498.25	664.10	326.68	596.68
DEPARTMENTAL EXPENSES						79.14
Rooms	51.75	34.69	58.31	98.97	29.98	
Food & Beverage	53.78	79.93	113.62	114.07	61.87	83.23
Other Operated Departments	10.46	51.06	37.42	18.47	5.33	20.79
Total	116.00	165.68	209.35	231.51	97.18	183.16
DEPARTMENTAL INCOME	335.50	229.33	288.89	432.59	229.50	413.51
OPERATING EXPENSES						43.93
Administrative & General	27.17	37.78	35.01	73.41	24.63	
Marketing	18.14	27.06	30.69	29.76	20.16	32.65
Franchise Fee	13.32	7.81	0.00	16.22	0.00	0.00
Property Operations & Maintenance	14.78	20.69	15.45	24.24	15.26	24.59
Utilities	10.56	27.00	26.69	14.14	12.84	24.99
Total	83.97	120.34	107.84	157.77	72.89	126.15
HOUSE PROFIT	251.53	108.99	181.05	274.82	156.62	287.36
Management Fee	11.84	15.79	19.92	29.21	25.66	17.90
INCOME BEFORE FIXED CHARGES	239.69	93.20	161.13	245.60	130.96	269.46

In conclusion, our analysis reflects a profitable operation, with net income expected to total 36.0% of total revenue by the stabilized year. The stabilized total revenue comprises primarily rooms revenue, with a secondary portion derived from other income sources. On the cost side, departmental expenses total 29.6% of revenue by the stabilized year, while undistributed operating expenses total 22.2% of total revenues; this assumes that the property will be operated competently. After a 3.0% of total revenues management fee, and 9.2% of total revenues in fixed expenses, a net income ratio of 36.0% is forecast by the stabilized year.

FIGURE 1-19 VALUATION VARIABLES

Stabilized Year:	5
Inflation:	3.0 %
Loan to Value:	65 %
Amortization:	25 Years
Term:	10 Years
Interest Rate:	6.00 %
Terminal Cap Rate:	10.0 %
Transaction Costs:	2.5 %
Equity Yield:	19.0 %
Mortgage Constant:	0.077316
Calculated Discount Rate:	**11.84%**

FIGURE 1-20 DISCOUNTED CASH FLOW ANALYSIS "WHEN COMPLETE"

Year	Net Income	Discount Factor @ 11.75%	Discounted Cash Flow
2017	$16,513,000	0.89485	$14,776,734
2018	19,394,000	0.80076	15,530,031
2019	21,672,000	0.71657	15,529,462
2020	24,085,000	0.64122	15,443,884
2021	25,413,000	0.57380	14,582,040
2022	26,175,000	0.51347	13,440,069
2023	26,960,000	0.45948	12,387,600
2024	27,769,000	0.41117	11,417,736
2025	28,602,000	0.36794	10,523,704
2026	325,314,000 *	0.32925	107,109,363
		Estimated Value	$230,740,621
		(SAY)	$230,700,000

Reversion Analysis

11th Year's Net Income	$30,344,000
Capitalization Rate	10.0%
Total Sales Proceeds	$303,440,000
Less: Transaction Costs @ 2.5%	7,586,000
Net Sales Proceeds	$295,854,000

*10th year net income of $29,460,000 plus sales proceeds of $295,854,000

HVS

FIGURE 1-21 DISCOUNTED CASH FLOW ANALYSIS "WHEN STABILIZED"

Stabilized Year	5
Discount Rate	11.75 % 10.0 2.5
Terminal Cap	
Transaction Costs	

Year	Net Income	Discount Factor @ 11.75%	Discounted Cash Flow
2021	$25,413,000	0.89485	$22,741,000
2022	26,175,000	0.80076	20,960,000
2023	26,960,000	0.71657	19,319,000
2024	27,769,000	0.64122	17,806,000
2025	28,602,000	0.57380	16,412,000
2026	29,460,000	0.51347	15,127,000
2027	30,344,000	0.45948	13,942,000
2028	31,254,000	0.41117	12,851,000
2029	32,192,000	0.36794	11,845,000
2030	366,140,000 *	0.32925	120,551,000
		Estimated Value	$271,554,000
		(SAY)	$272,000,000

Reversion Analysis

11th Year's Net Income	$34,152,000
Capitalization Rate	10.0%
Total Sales Proceeds	$341,520,000
Less: Transaction Costs @ 2.5%	8,538,000
Net Sales Proceeds (Say)	$332,982,000

*10th year net income of $33,158,000 plus sales proceeds of $332,982,000

Method of Study

The methodology used to develop this study is based on the market research and valuation techniques set forth in the textbooks authored by HVS for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled *The Valuation of Hotels and Motels,*[1] *Hotels, Motels and Restaurants: Valuations and Market Studies,*[2] *The Computerized Income Approach to Hotel/Motel Market Studies*

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[1] Stephen Rushmore, *The Valuation of Hotels and Motels*. (Chicago: American Institute of Real Estate Appraisers, 1978).

[2] Stephen Rushmore, *Hotels, Motels and Restaurants: Valuations and Market Studies*. (Chicago: American Institute of Real Estate Appraisers, 1983).

and Valuations,[3] and *Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.*[4]

1. The subject site has been evaluated from the viewpoint of its physical utility for the future operation of a hotel, as well as access, visibility, and other relevant location factors.

2. The surrounding economic environment, on both an area and neighborhood level, has been reviewed to identify specific hostelry-related economic and demographic trends that may have an impact on future demand for hotels.

3. Dividing the market for transient accommodations into individual segments defines specific market characteristics for the types of travelers expected to utilize the area's hotels. The factors investigated include purpose of visit, average length of stay, required facilities and amenities, seasonality, daily demand fluctuations, and price sensitivity.

4. An analysis of existing and proposed competition provides an indication of the current accommodated demand, along with market penetration and the degree of competitiveness.

5. The subject property's proposed improvements have been evaluated or recommended for optimal capture of demand in this market and at the subject site's location.

6. Documentation for an occupancy and average rate projection is derived utilizing the build-up approach based on an analysis of lodging activity.

7. A detailed projection of income and expense made in accordance with the Uniform System of Accounts for the Lodging Industry sets forth the anticipated economic benefits of the subject property.

Date of Inspection

The subject site was inspected by Luigi Major, MAI on January 29, 2015.

---

[3] Stephen Rushmore, *The Computerized Income Approach to Hotel/Motel Market Studies and Valuations*. (Chicago: American Institute of Real Estate Appraisers, 1990).

[4] Stephen Rushmore, *Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations*. (Chicago: Appraisal Institute, 1992).

2. Statement of Assumptions and Limiting Conditions

1. This report is set forth as a summary of findings only for a market study of the proposed subject hotel; this is not an appraisal report.
2. This report is to be used in whole and not in part.
3. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed marketable and free of any deed restrictions and easements. The property is evaluated as though free and clear unless otherwise stated.
4. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would impact the property's development potential. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.
5. We have not considered the presence of potentially hazardous materials or any form of toxic waste on the project site. The consultants are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.
6. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have assumed the proposed hotel would be designed and constructed to be in full compliance with the ADA.
7. We have made no survey of the site, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the described real estate will be within the boundaries of the property described, and that no encroachment will exist.
8. All information, financial operating statements, estimates, and opinions obtained from parties not employed by TS Worldwide, LLC are assumed true and correct. We can assume no liability resulting from misinformation.
9. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.
10. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all

licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

11. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

12. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

13. We are not required to give testimony or attendance in court because of this analysis without previous arrangements, and shall do so only when our standard per-diem fees and travel costs have been paid prior to the appearance.

14. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

15. We take no responsibility for any events or circumstances that take place subsequent to the date of our field inspection.

16. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results.

17. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared based upon information obtained during the course of this study and are intended to reflect the expectations of a typical hotel investor.

18. This analysis assumes continuation of all provisions of the Internal Revenue Code of 1986, as amended to date.

19. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

20. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

21. Evaluating and comprising financial forecasts for hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final forecasts are subjective and may be influenced by our experience and other factors not specifically set forth in this report.

22. This study was prepared by TS Worldwide, LLC. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of TS Worldwide, LLC as employees, rather than as individuals.

3. Certification

The undersigned hereby certify that, to the best of our knowledge and belief:

1.the statements of fact presented in this report are true and correct;

2.the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions;

3.we have no (or the specified) present or prospective interest in the property that is the subject of this report and no (or the specified) personal interest with respect to the parties involved;

4.we have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment;

5.our engagement in this assignment was not contingent upon developing or reporting predetermined results;

6.our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined result or direction in performance that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this study;

7.our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice;

8.Luigi Major, MAI personally inspected the property described in this report;

9.no one other than those listed above and the undersigned prepared the analyses, conclusions, and opinions concerning the real estate that are set forth in this report;

10.the reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute;

11.the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives; and

12. as of the date of this report, Luigi Major, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

Luigi Major, MAI
Managing Director, Senior Partner State
Appraiser License (TX) 1380075G TS
Worldwide, LLC

Penetration Explanation

Let us illustrate the penetration adjustment with an example.

A market has three existing hotels with the following operating statistics:

BASE-YEAR OCCUPANCY AND PENETRATION LEVELS

Property	Number of Rooms	Fair Share	Commercial	Meeting and Group	Leisure	Occupancy	Penetration
Hotel A	100	23.5 %	60 %	20 %	20 %	75.0 %	100.8 %
Hotel B	125	29.4	70	10	20	65.0	87.4
Hotel C	200	47.1	30	60	10	80.0	107.5
Totals/Average	**425**	**100.0 %**	**47 %**	**38 %**	**15 %**	**74.4 %**	**100.0 %**

Based upon each hotel's room count, market segmentation, and annual occupancy, the annual number of room nights accommodated in the market from each market segment can be quantified, as set forth below.

MARKET-WIDE ROOM NIGHT DEMAND

Market Segment	Annual Room Night	Percentage of Total
Commercial	54,704	47.4 %
Meeting and Group	43,481	37.7
Leisure	17,246	14.9
Total	**115,431**	**100.0 %**

The following discussion will be based upon an analysis of the commercial market segment. The same methodology is applied for each market segment to derive an estimate of a hotel's overall occupancy. The table below sets forth the commercial demand accommodated by each hotel. Each hotel's commercial penetration factor is computed by:

1) calculating the hotel's market share % of commercial demand (commercial room nights accommodated by subject hotel divided by total commercial room nights accommodated by all hotels) and

2) dividing the hotel's commercial market share % by the hotel's fair share %.

The following table sets forth each hotel's fair share, commercial market share, and commercial penetration factor.

COMMERCIAL SEGMENT PENETRATION FACTORS

Property	Number of Rooms	Fair Share	Commercial Capture	Commercial Market Share	Commercial Penetration
Hotel A	100	23.5 %	16,425	30.0 %	127.6 %
Hotel B	125	29.4	20,759	37.9	129.0
Hotel C	200	47.1	17,520	32.0	68.1
Totals/Average	**425**	**100.0 %**	**54,704**	**100.0 %**	**100.0 %**

If a new 100-room hotel enters the market, the fair share of each hotel changes because of the new denominator, which has increased by the 100 rooms that have been added to the market.

COMMERCIAL SEGMENT FAIR SHARE

Property	Number of Rooms	Fair Share
Hotel A	100	19.0 %
Hotel B	125	23.8
Hotel C	200	38.1
New Hotel	100	19.0
Total	**525**	**100.0 %**

The new hotel's penetration factor is projected for its first year of operation. It is estimated that the hotel will capture (penetrate) only 85% of its fair share as it establishes itself in the market. The new hotel's market share and room night capture can be calculated based upon the hotel's estimated penetration factor. When the market share of the existing hotels and that of the new hotel are added up, they no longer equal 100% because of the new hotel's entry into the market. The market share of each hotel must be adjusted to reflect the change in the denominator that comprises the sum of each hotel's market share.

This adjustment can be mathematically calculated by dividing each hotel's market share percentages by the new denominator of 97.1%. The resulting calculations reflect each hotel's new adjusted market share. The sum of the adjusted market shares equals 100%, indicating that the adjustment has been successfully completed. Once the market shares have been calculated, the penetration factors can be recalculated (adjusted market share divided by fair share) to derive the adjusted penetration factors based upon the new hotel's entry into the market. Note that each existing hotel's penetration factor actually increases because the new hotel is capturing (penetrating) less than its fair share of demand.

Property	Number of Rooms	Fair Share	Hist./Proj. Penetration Factor	Hist./Proj. Market Share	Adjusted Market Share	Adjusted Penetration Factor	Projected Capture
Hotel A	100	19.0 %	127.6 %	24.3 %	25.0 %	131.4 %	13,688
Hotel B	125	23.8	129.0	30.7	31.6	132.8	17,299
Hotel C	200	38.1	68.1	25.9	26.7	70.1	14,600
New Hotel	100	19.0	85.0	16.2	16.7	87.5	9,117
Totals/Average	**525**	**100.0 %**		**97.1 %**	**100.0 %**		**54,704**

In its second year of operation, the new hotel is projected to penetrate above its fair share of demand. A penetration rate of 130% has been chosen, as the new hotel is expected to perform at a level commensurate with Hotel A and Hotel B in this market segment. The same calculations are performed to adjust market share and penetration factors. Note that now the penetration factors of the existing hotels decline below their original penetration rates because of the new hotel's above-market penetration. Also, note that after the market share adjustment, the new hotel retains a penetration rate commensurate with Hotel A and Hotel B, though the penetration rates of all three hotels have declined by approximately nine percentage points because of the reapportionment of demand.

Once the market shares of each hotel have been adjusted to reflect the entry of the new hotel into the market, the commercial room nights captured by each hotel may be projected by multiplying the hotel's market share percentage by the total commercial room-night demand. This calculation is shown below.

COMMERCIAL SEGMENT PROJECTIONS (YEAR 2)

Property	Number of Rooms	Fair Share	Hist./Proj. Penetration Factor	Hist./Proj. Market Share	Adjusted Market Share	Adjusted Penetration Factor	Projected Capture
Hotel A	100	19.0 %	131.4 %	25.0 %	23.1 %	121.5 %	12,662
Hotel B	125	23.8	132.8	31.6	29.3	122.9	16,004
Hotel C	200	38.1	70.1	26.7	24.7	64.8	13,507
New Hotel	100	19.0	130.0	24.8	22.9	120.3	12,531
Totals/Average	**525**	**100.0 %**		**108.1 %**	**100.0 %**		**54,704**

Luigi Major, MAI

EMPLOYMENT

2007 to present	HVS CONSULTING AND VALUATION SERVICES Houston, Texas Mineola, New York
2003 – 2006	CLUBCORP - THE DOWNTOWN CLUB Houston, Texas

EDUCATION AND OTHER TRAINING

BS – Hotel & Restaurant Management, University of Houston

Other Specialized Training Classes Completed:

Uniform Standards of Professional Appraisal Practice – 15 hours Basic Appraisal Procedures – 30 hours

Basic Appraisal Principles – 30 hours

General Appraiser Income Approach – 60 hours
General Appraiser Sales Comparison Approach – 30 hours General Appraiser Market Analysis and HBU – 30 hours General Appraiser Site Valuation and Cost Approach – 30 hours General Appraiser Report Writing and Case Studies – 30 hours Business Practices and Ethics – 7 hours

Statistics, Modeling and Finance – 15 hours Advanced Income Capitalization – 40 hours Advanced Sales Comparison & Cost Approach – 40 hours Report Writing and Valuation Analysis – 40 hours Advanced Applications – 40 hours

Fundamentals of Separating Real, Personal Property, and Intangible Business Assets – 15 hours
General Demonstration Report Writing
The Appraiser as an Expert Witness: Preparation and Testimony – 16 hours FL Appraisal Laws and Regulations – 3 hours

EDUCATION (CON'T)

Mortgage Fraud – Protect Yourself – 7 hours
USPAP Update – 2009, 2012, 2014

STATE CERTIFICATIONS

Arizona, Arkansas, Florida, Louisiana, Mississippi, Oklahoma, Texas

PROFESSIONAL AFFILIATIONS

Appraisal Institute – Designated Member (MAI)

PUBLISHED ARTICLES

HVS Journal	"In Focus: Houston, Texas," co-authored with Yimei Tang, July 2014
HVS Journal	"Effects of Major Renovations on Hotel Market Penetration and Net Present Value," February 2014
HVS Journal	"HVS Market Intelligence Report 2013: Houston," June 2013
HVS Journal	"HVS Market Intelligence Report: Houston Hotels in 2012," April 2012
HVS Journal	"HVS Report: Foreign Direct Investment, Commercial Real Estate, and Hotel Development in Mexico City." Co-authored by Raul Duarte and Richard Katzman, February 2011
HVS Journal	"San Miguel de Allende – A Beacon for the Tourism Potential of Colonial Towns and Villages," January 2009
HVS Journal	"Mexico's Growing Trend: Master-Planned Resort-Residential Communities," November 2008
HVS Journal	"Guadalajara – Preparing for the Future," May 2008
HVS Journal	"HVS Market Intelligence Report: San Juan, Puerto Rico," November 2007
HVS Journal	"HVS Market Intelligence Report: Liberia, Costa Rica," September 2007

HVS

EXAMPLES OF CORPORATE AND INSTITUTIONAL CLIENTS SERVED

Access Point Financial
American National Insurance Company
Archetype Mortgage Capital

Archon Group Bank of America

Barclays Capital BB&T
Bear Stearns

Bernstein
Bracewell & Giuliani LLP
Burr & Forman LLD C&C Capital
Caixanova Miami Agency

Carey Watermark Investors, Inc.
Compañía Inmobiliaria San Felipe S.A.
Cantor Commercial
Capmark Finance Inc. Casuve, S. A. de C. V.
Chippewa Lake Partners LLC Citigroup
Connecticut General Life Insurance Company
Corporate Real Estate Solutions Co.

Credit Suisse Crosson Dannis
Driftwood Hospitality Management East Syracuse Lodging LLC Emigrant Bank

Fidelity Bank
First Hartford Realty Florida Community Bank Gatehouse Capital
GBK Real Estate Developers

GE Capital
GE Commercial Mortgage GE Franchise Finance
Genesis Worldwide Resorts GICSA

GIM Desarrollos Glacier Bank
González Soto y Asociados, S.A. de C.V.

Goodman Real Estate, Inc. Goodwin Proctor LLP

Grandbridge Real Estate Capital LLC
Great Florida Bank

Grupo Consorcio
Grupo Cuestamoras
Grupo DEO Grupo Fracsa
Grupo Garza Ponce

Haus Panama
Holliday Fenoglio Fowler
Hotelera Cali
Hotelera Playa Sombrero, S.A. Hoteles City Express
Hoteles Marriott
Houstonian Development Company
Howard Group HR Properties IBC Bank

ING Clarion Partners Ingenieria y Vivienda Inversiones Simco
J. Herzog & Sons Kessler Collection

Kirkpatrick – Torchlight Ladder Capital
Laurus Corporation
Lehman Brothers Leisure Partners

Lenexa Hotel LP LINEA LLC
LNR
Logan International Lydian Bank & Trust

MetLife MidFirst Bank Monte Xanic
Morgan Stanley
Neptune Hospitality

newGen commercial Novacaixagalicia
NXT Capital

O&S Management Services LLC OUEST Developments
PB Capital Corporation Peoples Bank
Perkins Cole/Torchlight

PNC
Poydras Properties

Prime S.A.
Promotora de Proyectos Inmobiliarios SAS
Proyecto Esmeralda Resort, S.A. de C.V.
Proyecto Inversion Ocotal PIO S.A.
Prudential
Puerto Progreso-Telchac
RBS Global Banking & Markets
RIDA Development Rilea Group
R.I. Pearson and Associates

River Hall Partnership Sagewood Hospitality
Scotiabank de Costa Rica, S.A. SDS Investments
Secretaria de Turismo de Sinaloa
Shearman & Sterling LLP Simon Properties
SINERGO Development Group
The Situs Companies Snell & Wilmer LLP
SouthEast Group
SouthStar Development Partners
Southwest Capital Bank Starwood Property Trust
St. Martin Bank & Trust
Summit Hotel Group Sunflower Bank
Sunvesta Group Textron Financial
Torchlight

Transwestern Realty Finance Partners
Trinity Investments
Tropicalia Holdings International, LTD

UBS Real Estate Finance Group United Bank of El Paso del Norte US Bank

Valencia Development Corporation
Vanderbuilt Commercial Lending
Vectra Bank
Walton Street Capital Watermark Capital Partners
Wells Fargo
WPM Construction

HVS

EXAMPLES OF PROPERTIES APPRAISED OR EVALUATED

PORTFOLIO ANALYSIS

Portfolio of 6 Embassy Suites Hotels, Various Locations
Portfolio of 5 Proposed Hotels, Colombia
Ladder Capital Portfolio of 6 Hotels, Colorado and Texas
Ladder Capital Package of 4 Hotels, Texas
Portfolio of 8 Embassy Suites Hotels, Various Locations
Lone Star Portfolio of 38 Hyatt Hotels, Various Locations

ALABAMA

Hampton Inn, Birmingham
City Lodge, Florence
Holiday Inn, Hoover
Hampton Inn, Pell City

ARIZONA

Courtyard Phoenix Airport, Phoenix
Residence Inn by Marriott at Mayo Clinic, Phoenix
Proposed Holiday Inn, Scottsdale
Aloft, Tempe
Proposed Residence Inn, Tempe
Grand Canyon Railway Hotel, Williams

ARKANSAS

Proposed Hotel, Hot Springs

CALIFORNIA

Fremont Inn, Alhambra
Proposed Boutique Hotel, Copper Canyon
Proposed Boutique Hotel, Diablo Grande
La Quinta Inn & Suites, Fresno
Proposed SpringHill Suites by Marriott, Marina
DoubleTree by Hilton Golf Resort, San Diego
Hampton Inn, West Covina Marriott Warner Center, Woodland Hills

COLORADO

Proposed Gaylord Rockies Hotel & Convention Center, Aurora
Hyatt Summerfield Suites, Broomfield
Best Western Academy Hotel, Colorado Springs

DISTRICT OF COLUMBIA

Georgetown Suites Land Valuation

FLORIDA

Marriott, Boca Raton
Proposed Dual-Branded Residence Inn/SpringHill Suites by Marriott, Clearwater Beach
Mayfair Hotel & Spa, Coconut Grove
Hyatt Place, Delray Beach
Hyatt Place, Fort Lauderdale
Four Points, Ft. Walton Beach
Proposed Courtyard, Jacksonville
Wyndham Riverwalk, Jacksonville
Proposed Holiday Inn & Suites, Miami
Proposed Hotel, Miami
Proposed Le Meridien, Miami
Proposed Hilton, Miami Beach
Proposed Hotel, St. Augustine
Hampton Inn, Tallahassee

GEORGIA

Courtyard by Marriott, Atlanta
Country Inn & Suites, Hiram
Candlewood Suites, Lithia Springs
Holiday Inn Express, St. Simons Island
Island Inn, St. Simons Island

HAWAII

Sheraton Keauhou Bay Resort & Spa, Kailua

IDAHO

Proposed Economy Extended Stay, Coeur D'Alene

ILLINOIS

SpringHill Suites by Marriott, Burr Ridge
SpringHill Suites by Marriott, Elmhurst

KANSAS

Crowne Plaza Kansas City Overland Park, Lenexa

LOUISIANA

Proposed Residence Inn by Marriott, Bossier City
Hampton Inn, Houma Hotel Acadiana, Lafayette
Proposed Candlewood Suites, Leesville
Astor Crowne Plaza, New Orleans
Hilton Garden Inn French Quarter, New Orleans

Hyatt Regency, New Orleans
Proposed Hotel Alessandra, New Orleans
Wyndham Chateau Bourbon, New Orleans
Holiday Inn Express Hotel & Suites, Ruston
Nottoway Plantation Resort, White Castle

MARYLAND

Sheraton Washington North, Beltsville
Proposed Hotel Sorella, Rockville

MINNESOTA

Westin, Minneapolis

MISSISSIPPI

Four Points, Biloxi
Proposed SpringHill Suites, Biloxi
South Beach Biloxi Hotel, Biloxi
Hampton Inn, Brookhaven

MISSOURI

Hilton Kansas City Airport, Kansas City

MONTANA

Proposed Hotel, Big Sky
Proposed Best Western, Shelby

NEVADA

Hampton Inn, Las Vegas

NEW JERSEY

Proposed Holiday Inn, Bayonne
Holiday Inn, Princeton

NEW MEXICO

Proposed Downtown Hotel, Albuquerque
Holiday Inn Express, Portales
Inn at Loretto, Santa Fe
Proposed Boutique Hotel, Santa Fe
Holiday Inn Express, Santa Rosa
La Quinta Inn, Santa Rosa

NEW YORK

Marriott, Buffalo
Proposed Hampton Inn, Dewitt
Residence Inn, White Plains

NORTH CAROLINA

Courtyard by Marriott, Raleigh

OHIO

Proposed Hilton, Chippewa Lake
Proposed Holiday Inn & Conference Center, West Chester

OKLAHOMA

Hilton Skirvin, Oklahoma City

OREGON

Hilton, Eugene

SOUTH CAROLINA

Proposed Marion Square Hotel, Charleston
3 Palms Hotel, Myrtle Beach

TENNESSEE

Holiday Inn, Chattanooga
Proposed Select-Service Hotel, Knoxville

TEXAS

Proposed 21c Hotel, Austin Proposed Hotel Granduca, Austin Proposed SpringHill Suites, Baytown
Fairfield Inn & Suites Houston Conroe, Conroe
Comfort Suites Calallen, Corpus Christi
Holiday Inn Express, Corpus Christi
Proposed Schlitterbahn Resort, Corpus Christi
Staybridge Suites, Corpus Christi
Proposed Aloft/Element Dual-Branded Hotel, Dallas
Proposed Residence Inn by Marriott, Dallas
Proposed Hotel, Edinburg
Proposed Artisan Hotel Conversion, El Paso
Proposed Hilton Garden Inn, Frisco
Westin Stonebriar, Frisco Courtyard by Marriott, Galveston
Proposed Beachfront Hotel, Galveston
Proposed Courtyard by Marriott, Galveston
Proposed TownePlace Suites, Galveston
TownePlace Suites by Marriott, Galveston
Proposed Hotel, Georgetown
Best Western Fountainview, Houston
Crowne Plaza, Houston
Crowne Plaza Suites, Houston

DoubleTree Suites by Hilton Houston Galleria, Houston
DoubleTree IAH, Houston
Hampton Inn & Suites Houston Medical Center, Houston
Hilton Garden Inn Houston Northwest, Houston
Hilton Houston Westchase, Houston
Holiday Inn Southwest, Houston
Holiday Inn Westchase, Houston
Hotel Icon, Houston
Hyatt Regency, Houston
Magnolia Hotel, Houston
Proposed 314 Hotel, Houston
Proposed Aloft, Houston
Proposed Hampton Inn/Homewood Suites Downtown, Houston
Proposed Hotel Alessandra, Houston
Proposed Hyatt Place, Houston
Proposed JW Marriott, Houston
Proposed Le Méridien, Houston
Proposed Lifestyle Hotel, Houston
Proposed Marriott Marquis, Houston
Proposed Select-Service Hotel, Houston
Proposed SpringHill Suites, Houston
Sheraton Houston North, Houston
Sheraton Houston West, Houston
Staybridge Suites, Houston
Staybridge Suites Houston IAH Beltway 8, Houston
Westin Galleria, Houston
Westin Oaks, Houston
Proposed Hotel & Conference Center, Huntsville
Studio 6, Ingleside
Proposed Westin, Irving
Wingate Las Colinas, Irving
Proposed Homewood Suites, Katy
South Shore Harbour Resort & Spa, League City
Best Western, Luling
Proposed Westin, McKinney
Proposed Extended-Stay Hotel, Midland
La Toretta del Lago Resort & Spa, Montgomery
Candlewood Suites, Odessa
Proposed Fairfield Inn by Marriott, Pecos
Holiday Inn Express Hotel & Suites, Port Aransas
Microtel Inn & Suites, Round Rock
Proposed Holiday Inn (land), San Angelo
Hilton San Antonio Airport, San Antonio
Homewood Suites by Marriott, San Antonio
Marriott Plaza, San Antonio
Microtel Inn & Suites Airport, San Antonio
Microtel Inn & Suites SeaWorld, San Antonio
Proposed Fairfield Inn by Marriott, Snyder
Schlitterbahn Resort, South Padre Island
Proposed Home2 Suites, Stafford
Marriott Hotel and Conference Center, Sugar Land
Proposed Hotel, Webster
Proposed Extended-Stay Hotel, The Woodlands

VIRGINIA

Holiday Inn, Lynchburg
TownePlace Suites by Marriott, Stafford

WASHINGTON

Proposed AC Hotel, Bellevue
Holiday Inn Express, Marysville
Proposed Homewood Suites, Richland
Holiday Inn Express, Sumner

WISCONSIN

Holiday Inn, Milwaukee

INTERNATIONAL

COLOMBIA

Proposed Hyatt Place, Bogota
Proposed City Express Hotel, Cartagena
Proposed Luxe Resort by The Charlee, Guatape
Proposed City Express Hotel, Medellín
Proposed Marriott, Medellín
Proposed Palmanova Hotel, Medellín
Proposed Hotel, Rionegro

COSTA RICA

Proposed Andaz, Guanacaste
Proposed Boutique Resort, Guanacaste
Proposed Paradisus Papagayo Bay Resort & Luxury Villas, Guanacaste
Proposed Resort, Guanacaste
Proposed Extended-Stay, San Jose
Proposed Hyatt Place Pinares, San Jose
Proposed Select-Service, San Jose
Proposed Limited-Service, Liberia
Marriott Los Suenos, Playa Herradura
Marriott Costa Rica, San Jose
Proposed Hyatt Place, San Jose
Proposed Lifestyle Hotel & Club, San Jose
Proposed Boutique Resort, Guanacaste
Proposed Luxury Hotel, San Jose

DOMINICAN REPUBLIC

Proposed Auberge Resort, El Seibo
Proposed Boutique Resort, El Seibo
Proposed Four Seasons, El Seibo
Proposed Luxury Hotel, El Seibo

HVS

EL SALVADOR

Proposed Select-Service Hotel, San Salvador

GUATEMALA

Proposed Four Seasons, Antigua
Proposed Resort, Antigua
Proposed Resort at La Reunion, Antigua

MEXICO

Fairmont Acapulco Princess, Acapulco
Fairmont Pierre Marques, Acapulco
Proposed Hotel, Acapulco
Bacalar Land Parcels, Bacalar
Proposed Bacalar Hotel, Bacalar
Cabo de Cortes Fairmont/Raffles Development, Cabo San Lucas
Cabo San Cristobal, Cabo San Lucas
Proposed Luxury Hotel & Villa Project, Campeche
Proposed Master-Planned Development (2), Campeche
Dreams Resort, Cancun
Elan Resort & Spa, Cancun
El Pueblito, Cancun
Fiesta Americana Condesa Cancun, Cancun
Le Meridien, Cancun
Westin Soberano, Chihuahua
Proposed Quinta Real Hotel Development, Culiacán
Proposed Banyan Tree, Ensenada
Proposed Boutique Hotel Project, Guadalajara
Proposed Fiesta Inn del Tapatio, Guadalajara
Proposed Hotel Project, Guadalajara
Proposed Mixed-Use Development, Guadalajara
Proposed Vi Hotel, Guadalajara
Hotel Condesa, Leon, Guanajuato
Tesoro, Ixtapa
Proposed Hotel & Residential Development, Ixtapan de la Sal
Proposed Park Hyatt, Kanai
Proposed St. Regis, Kanai
Proposed W Hotel, Kanai
Desire Resort, Los Cabos
Esperanza Resort, Los Cabos
Proposed Thompson Hotel, Los Veneros
Tesoro Manzanillo, Manzanillo
Embassy Suites, Mexico City
Proposed City Express Hotel, Mexico City
Proposed Limited-Service Hotel, Mexico City
Proposed Hotel & Condo, Monterrey
Proposed Hotel, Monterrey
Proposed Limited-Service Hotel, Playa del Carmen
Proposed Resort, Playa del Carmen
Ceiba del Mar, Puerto Morelos
Paraiso de la Bonita, Puerto Morelos
Proposed Puerto Telchac Hotel & Residential Project, Puerto Progreso
Presidente InterContinental, Puerto Vallarta
Proposed City Express Hotel, Queretaro
Proposed Capella Punta Maroma, River Maya
Proposed Grand Hyatt, Riviera Maya
El Dorado Ranch Hotel & Excess Land, San Felipe
Proposed Hotel, San Miguel de Allende
Prposed Quinta Real Hotel & Residential, San Miguel de Allende
Dreams Resort, Tulum
Secrets Capri Resort, Tulum

PANAMA

Proposed Boutique Hotel, Panama City
Proposed Full-Service Hotel, Panama City
Proposed Limited-Service Hotel, Panama City

PERU

Proposed Hyatt Place, Lima

PUERTO RICO

Hilton, Caribe
Embassy Suites San Juan Hotel & Casino, Carolina
Courtyard by Marriott (Expansion), San Juan

SAINT LUCIA

Proposed Master Planned Development

SPAIN

Villaitana Wellness Golf & Business Sun Resort, Benidorm